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                                                                     EXHIBIT 4.7

                                                                  CONFORMED COPY


                                    AMENDMENT NO. 1 dated as of August 26, 1998
                                (this "Amendment"), to the Credit Agreement dated as of April 30, 1998 (the "Credit Agreement"), among JAFRA COSMETICS INTERNATIONAL, INC. (formerly CDRJ Acquisition Corporation), a Delaware corporation ("JCI"), JAFRA COSMETICS INTERNATIONAL, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico ("JCISA" and, together with JCI, the "Borrowers"), CDRJ INVESTMENTS
                                (LUX) S.A., a societe anonyme organized under the laws of Luxemburg ("Parent"), the several banks and financial institutions party to the Credit Agreement (the "Lenders"), the Issuing Bank and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent").

        A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended, and have agreed to extend, credit to the Borrowers.

        B. Section 7.02(j) of the Credit Agreement requires that it shall be an Event of Default if a cash equity contribution (including from the sale of any capital stock of Parent, to Parent shall fail to be made within 120 days after the Closing Date in an amount at least equal to the difference between (a) $80,000,000 and (b) the cash equity contribution made to Parent on the Closing Date.

        C. Parent and the Borrowers have requested that the Required Lenders and the Administrative Agent consent to an amendment to Section 7.02(j) of the Credit Agreement, and the Administrative Agent and the Required Lenders are willing to consent to such amendment, on the terms and subject to the conditions set forth herein.

        D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

        Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Amendment to Section 7.02(j). Section 7.02(j) of the Credit Agreement is hereby amended by deleting the number "120" in such Section and substituting therefor the number "165".

        SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Parent and each Borrower represents and warrants to each of the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly
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                                                                               2

relate to an earlier date, and (b) as of the date hereof no Default or Event of Default has occurred and is continuing.

        SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment that, when taken together, bear the signatures of Parent, the Borrowers, the Administrative Agent and the Required Lenders.

        SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Parent or either Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Parent or either Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

        SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of an signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
        SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        SECTION 7. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Credit Agreement.
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                                                                               3


        SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, The parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                JAFRA COSMETICS INTERNATIONAL,
                                INC.

                                  by  /s/ Ralph S. Mason, III
                                     ---------------------------------
                                     Name: Ralph S. Mason, III
                                     Title: Executive Vice President


                                JAFRA COSMETICS INTERNATIONAL,
                                S.A. DE C.V.,

                                  by  /s/ Ralph S. Mason, III
                                     ---------------------------------
                                     Name: Ralph S. Mason
                                     Title: Executive Vice President


                                CDRJ INVESTMENTS (LUX) S.A.,

                                  by  /s/ Ralph S. Mason, III
                                     ---------------------------------
                                     Name: Ralph S. Mason
                                     Title: fonde de pouvoir


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                                                                               4



                                CREDIT SUISSE FIRST BOSTON,
                                individually and as Administrative Agent,


                                  by  /s/ David W. Kratovil
                                     ---------------------------------
                                     Name: DAVID W. KRATOVIL
                                     Title: DIRECTOR

                                  by  /s/ Joel Glodowski
                                     ---------------------------------
                                     Name: JOEL GLODOWSKI
                                     Title: MANAGING DIRECTOR


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                                                                               5

                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION,

                                  by  /s/ Daniel T. Rencrien
                                     ---------------------------------
                                     Name: Daniel T. Rencrien
                                     Title: Vice President


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                                THE BANK OF NEW YORK

                                  by  /s/ Julie B. Follosco
                                     ---------------------------------
                                     Name: JULIE B. FOLLOSCO
                                     Title: VICE PRESIDENT

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                                THE CHASE MANHATTAN BANK,

                                  by  /s/ Kathryn A. Duncan
                                     ---------------------------------
                                     Name: Kathryn A. Duncan
                                     Title: Vice President


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                                CITY NATIONAL BANK,

                                  by  /s/ Steven K. Sloan
                                     ---------------------------------
                                     Name: Steven K. Sloan
                                     Title: Vice President


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                                                                               9


                                MARINE MIDLAND BANK,

                                  by  /s/ Christopher F. French
                                     ---------------------------------
                                     Name: CHRISTOPHER F. FRENCH
                                     Title: AUTHORIZED SIGNATORY

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                                                                              10


                                UNION BANK OF CALIFORNIA, N.A.,

                                  by  /s/ J. Scott Jessup
                                     ---------------------------------
                                     Name: J. Scott Jessup
                                     Title: Vice-President

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                                                                              11


                                NATEXIS BANQUE-BFCE,

                                  by  /s/ Iain A. Whyte
                                     ---------------------------------
                                     Name: Iain A. Whyte
                                     Title: Vice President

                                  by  /s/ Daniel Touffu
                                     ---------------------------------
                                     Name: DANIEL TOUFFU
                                     Title: FIRST VP AND REGIONAL MANAGER